Exhibit 10.27

LEASE

1.    PARTIES.

This Lease, dated, for reference purposes only, June 11, 2020, is made by and between PLASTINO II, a limited partnership, (herein called “Landlord”) and Viracta Therapeutics, Inc. (herein called “Tenant”). Landlord and Tenant may each be referred to herein as a “Party” and collectively as the “Parties.”

2.    PREMISES.

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space, known as Suite 210, having dimensions of approximately 30-1/2 feet in frontage by 19 feet in depth and containing approximately 677 square feet of floor area, Suite 200, having dimensions of approximately 12 feet in frontage by 30-1/2 feet in depth and containing approximately 655 square feet of floor area, Suite 220, having dimensions of approximately 20 feet in frontage by 34.5 feet in depth and containing approximately 689 square feet of floor area, Suite 225, having dimensions of approximately 30 feet in frontage by 29.97 feet in depth and containing approximately 711 square feet of floor area Suite 227, having dimensions of approximately 24 feet in frontage by 23 feet in depth and containing approximately 529 square feet of floor area. The combined approximate floor area for Suite 210, 200, 220, 225, and 227 (collectively, the “Premises”) is 3,261 square feet. The location and dimensions of said Premises are delineated on Exhibit “A” attached hereto and incorporated by reference herein. Said Premises are located in a part of that certain office building (herein called “Office Building”) together with related improvements and Land (herein collectively called the “Project”) which is located at 2533 South Coast Highway 101, Cardiff-by-the-Sea, California 92007.

Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

3.    USE.

Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of the Landlord.

4.    TERM.

Lease Term is Three (3) full calendar years. The term of this Lease shall commence as of September 1, 2020 (the “Commencement Date”) and terminate at midnight August 31, 2023.

This Lease shall commence as of the Commencement Date and shall continue thereafter during the Lease Term specified hereinabove, unless sooner terminated as hereinafter provided in this Lease.

5.    MINIMUM RENT.

5.A.    Tenant agrees to pay to Landlord as Minimum Rent, without notice or demand, the monthly sum of Twenty Thousand Eighteen and 61/100 ($20,018.61) dollars, commencing as set forth in Article 4 hereinabove and a like sum, on or before the first day of each and every successive calendar month thereafter during the term hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein. Said Rent shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at such place as Landlord may from time to time designate in writing.

5.B.    The Minimum Rent, as provided for herein, shall be increased at the commencement of the second year of the Lease Term, and at the commencement of each lease year (herein called “Lease Year”) thereafter throughout the Term hereof (each such date of adjustment herein being called the “Adjustment Date”). The amount of such increase shall be equal to three and one-half percent (3.5%) of the amount of Minimum Rent then in effect.

6.    DEPOSIT.

Landlord shall apply any unused portion of last month’s Rent, as described in Article 6, of the Lease dated August 16, 2018 for Suite 220, Lease dated August 16, 2018 for Suites 200, 210, 227, and the Lease dated March 6, 2020 for Suite 225 to a portion of last month’s Rent under this Lease Agreement. Landlord currently holds $3,934.08 for Suite 220, $10,197.92 for Suites 200, 210, and 227, and $4,486.41 for Suite 225, for a total deposit balance of $18,618.41.

7.    POSSESSION.

If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in the event, all Minimum Rent and Adjustments (as hereinbelow described) shall be abated during the period between the commencement of said term and the time when Landlord delivers possession. The Commencement Date of this Lease as specified in Article 4 shall be changed to the date Landlord delivers possession and the term of the Lease shall remain the same. Notwithstanding the foregoing, if Landlord shall not deliver possession of the Premises prior to September I, 2020, then Tenant all have the right, but not the obligation, to terminate this Lease upon written notice to Landlord thereof; provided, that Tenant shall not be permitted to so terminate if Landlord shall deliver possession of the Premises prior to Tenant exercising such termination right.

8.    COMMON AREA EXPENSES.

8.A.    Landlord shall be responsible for and pay for the following items (collectively, “Operating Expenses”):

1. All real estate taxes including assessments on the Project and any other improvements thereon.

2. Insurance costs for fire, extended coverage, liability, loss of rents, and any other insurance that Landlord deems necessary relating to the Project and any other improvements thereon.

3. All costs to service, maintain, repair and replace areas used in common by the tenants of the Project, including without limitation, the parking lots, sidewalks, driveways, handrails, ramps for the handicapped, trash enclosures and landscaping.

4. All costs of services for water, sewer, trash removal, electricity, gas, janitorial and all other services supplied to the common areas or for the common use of the tenants.

5. All costs of service and maintenance to conform to the requirements of the warranty and/or to perform preventive maintenance on all air-conditioning equipment; costs to maintain, repair and replace all air conditioning components or equipment; and costs to maintain and operate the central station fire alarm system. All costs to maintain, repair and replace all heating components or equipment, with respect to the Premises.

6. For Suites 220 and 225 only, cost for utility services to provide gas, electricity, heating and air-conditioning to the Premises.

7. Reasonable reserves for replacement and repairs for the common areas.

8. Costs of property management for the supervision, administration, bookkeeping, and management of Items I through 7 above, such costs to be three and one-half percent (3.5%) of the sum of (i) the total rental income derived from the Project and (ii) the total costs of Items I through 7 above.

8.B.    Tenant shall be responsible for and pay for the following items:

1. Tenant shall pay to Landlord an amount, apportioned in accordance with the total floor area of the Premises as it relates to the total leasable floor area of the Project of which the Premises are a part, for any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project. (As of the date of this Lease, there has never been such hereinabove described charges, surcharges or costs levied, assessed, or imposed on the Project.)

2. If, in the sole reasonable opinion of the Landlord, Tenant uses an excessive amount of any service for water, sewer, trash removal, electricity, gas, janitorial and any other services supplied to the common areas or for the common use of the tenants, Tenant shall pay an additional amount for such services, as reasonably determined by the Landlord either by (a) separate metering of such services (i.e., water) at Tenant’s expense, or (b) as reasonably determined and apportioned by Landlord, or (c) Tenant to provide Tenant’s own services (i.e., trash removal).

3. Tenant’s proportionate share of Operating Expenses (defined as Items I through 8 of Article 8.A. above, calculated on a square footage basis) which exceed Eighty cents ($0.80) per square foot per month for the Premises, throughout the term of this Lease or any extension thereof However, with the exception of a property reassessment for real estate tax purposes, Tenant’s additional proportionate share of Operating Expenses shall not exceed Nine cents ($0.09) per square foot per month for the Leased Premises.

4. In the event of a property reassessment for real estate tax purposes, Tenant shall pay the additional proportionate share of the tax increase. However, such proportionate share attributed to real estate taxes shall not exceed Sixty-Nine cents ($.69) per square foot per month for the Premises, throughout the term of this Lease or any extension thereof.

9.    USES PROHIBITED.

Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire insurance or other insurance upon the Project or any of its contents, or cause a cancellation of any insurance policy covering said Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them (including, but not limited to, allowing clients, customers or employees of the Tenant to loiter at any location of the Project) or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, including, but not limited to: the sale and/or consumption of alcoholic beverages; sale, rental, and/or viewing of movies or videos; anything of any matter or nature concerning human abortion; hypnosis; or music or noise of any type which can be heard outside or adjacent to the Premises; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises and Project. Tenant shall not, nor shall Tenant allow or permit any client, customer, or employee of Tenant to smoke any substance (including, but not limited to cigarettes, cigars, vaping devices, or pipes) in or near the Premises. Tenant shall not commit or allow to be committed any waste (including but not limited to toxic, non-toxic, hazardous, and non-hazardous waste) in, on, under, above, or about the Premises and Project.

10.    COMPLIANCE WITH LAW.

Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any material way conflict with any applicable governmental law, statue, ordinance, rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all applicable governmental law, statue, ordinance, rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s Improvements or specific use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statue, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

11.    ALTERATIONS AND ADDITIONS.

Tenant shall not make or allow to be made any demolition, alterations, additions, or improvements (demolition, alterations, additions, or improvements shall herein collectively be called “Improvements”) to or of the Premises or any part thereof, without the prior written consent of Landlord. Any Improvements to or of said Premises (including, but not limited to, removal or installation of walls and doors, wall covering, built-in cabinet work, electrical, plumbing, heating, ventilating, and air conditioning, but excepting movable furniture, cubicles, and trade fixtures), shall at once become a part of the real property and belong to the Landlord and shall be surrendered with the Premises, unless designated by the Landlord to be removed and/or replaced at the sole cost and expense of the Tenant. Any Improvements, whether provided or installed by Tenant, or provided or installed by Landlord or others for Tenant (including, but not limited to, Improvements made as a condition of this Lease prior to possession of the Premises by Tenant), whether paid for by Tenant or Landlord or others, shall be deemed as Improvements made by Tenant. In the event Landlord consents to the making of any Improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, unless expressly provided otherwise in this Lease or in Landlord’s written consent. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given no later than thirty (30) days after the date of expiration or termination of this Lease, at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any Improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises caused by such removal. The improvements specified in Article 33 shall not be subject to removal and/or replacement.

12.    REPAIRS.

12.A.    By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord’s obligations and as outlined in section S.A. herein) including without limitation, the maintenance, replacement and repair of any storefront, doors, windows, casements, glazing, heating and air-conditioning systems, plumbing, pipes, electrical wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in substantially the same condition as on the Commencement Date, broom clean, ordinary wear and tear excepted. Any damage to adjacent premises caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for damage to the Premises caused by flooding, unless caused by Tenant negligence or willful misconduct, or other natural disaster.

12.B.    Notwithstanding the provisions of Article 12.A. hereinabove, Landlord shall repair and maintain the structural portions of the Project, including the exterior walls and roof, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage to the Premises caused by breaking and entering, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance or repairs. Landlord shall not be liable for any failure to make any such repairs or maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 26 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

13.    LIENS.

Tenant shall keep the Premises and the property in which the Premises arc situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any alterations, additions or improvements in the Premises which the Tenant desires to make, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.

14.    ASSIGNMENT AND SUBLETTING.

Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) or entity to occupy or use the said Premises or any portion thereof, without the written consent of Landlord first had and obtained. A consent to one assignment, subletting, occupation or use by any other person or entity shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person or entity. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Lease. Landlord consent shall not be unreasonably withheld.

In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees, not to exceed Three Hundred and no/100 ($300.00) Dollars, incurred in preparation and the processing of documents necessary to giving of such consent.

15.    HOLD HARMLESS.

Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord and Landlord’s individual or corporate partners against and from any and all claims arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord and Landlord’s individual or corporate partners against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, reasonable attorney’s fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding to be brought against Landlord, and/or its individual or corporate partners, by reason of such claim. Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord’s negligence or willful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord and/or its individual or corporate partners.

Landlord and Landlord’s individual or corporate partners and Landlord’s agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, earthquake, landslide, flood, mudflow, earth sinking or shift or rising, insects, vermin or rodents, pollution from any source or location, contamination (including, but not limited to, toxic waste and hazardous waste) from any source or location, poison, windstorm, tidal wave, wind or water carried objects, hail, aircraft, vehicles, riot or civil commotion, vandalism or malicious mischief, sprinklers (both fire and landscape), public handicap provisions or lack thereof, falling objects, including, but not limited to, walls, structure, ceiling or roof systems, broken or damaged utility services, including, but not limited to, steam lines, gas lines, electric lines and panels, and water lines, or any type of appliances or tanks, including, but not limited to, water storage tanks, propane or gas tanks, water heaters, boilers, air-conditioning equipment; seepage or flooding from sea water, ground water, lagoon water, rain water, run-off from or discharge of any type of liquid or gas, or any type of loss or damage from the subsurface of the earth, ground surface (including, but not limited to, bodies of water such as oceans, lakes, rivers, streams, reservoirs, ditches), atmosphere, or any other cause whatsoever or from any other place whatsoever which may cause loss or damage to any part of the Project, Premises, persons or property, unless caused by or due to the negligence or willful misconduct of Landlord or any of its agents, servants, or employees. Landlord or its agents shall not be liable for interference with the light, air, or for any latent defects in the Premises. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

16.    SUBROGATION.

As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

17.    LIABILITY INSURANCE.

Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $2,000,000.00 for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $300,000.00. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+ or better in “A.M. Best’s Insurance Guide”. Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

18.    TENANT UTILITIES AND JANITORIAL.

For Suites 200, 210, and 227 only, Tenant shall pay for all gas, heat, light, power, telephone service, interior janitorial and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly used or metered with other premises. For Suites 220 and 225 only, Tenant shall pay for all telephone service, interior janitorial and all other services and utilities (excluding gas, electricity, heating and air-conditioning) supplied to the Premises, together with any taxes thereon.

19.    PERSONAL PROPERTY TAXES.

Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed, and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Landlord’s real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

20.    RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and/or modify. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants of the Project.

21.    NO RIGHT TO HOLDOVER.

Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event the Lessee holds over, then the Minimum Rent shall be increased to 150% of the Minimum Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

22.    ENTRY BY LANDLORD.

Landlord and Landlord appointed agents and contractors shall have the right to enter into Premises at any time in the case of emergency, and otherwise at reasonable times after two (2) business days prior written notice to Tenant, to inspect the same, to submit said Premises to prospective purchasers or, during the last six (6) months of the term, to prospective tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Project of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Provided Landlord complies with the requirements of this Section 22, Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and tiles, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

23.    TENANT’S DEFAULT.

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

23.A.    The vacating or abandonment of the Premises by Tenant.

23.B.    The failure by Tenant to make any payment of Minimum Rent, Adjustments or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

23.C.    The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 23.B. above, where such failure shall continue for a period of thirty (30) days after written notice hereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion.

23.D.    The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

24.    REMEDIES IN DEFAULT.

In the event of any such default or breach of Tenant which remains uncured after the applicable cure period, Landlord may at any time hereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

24.A.    Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, but not limited to: the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorney’s fees; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Minimum Rent, Adjustments and other charges called for herein fix the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of Minimum Rent or other sums shall bear interest from the date due at the maximum rate of interest then permitted by law; or

24.B.    Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Minimum Rent and any other charges and Adjustments as may become due hereunder; or

24.C.    Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

25.    DEFAULT BY LANDLORD.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, unless Landlord fails to remedy the default as provided herein. Tenant’s remedies shall be limited to damages and/or an injunction.

26.    RECONSTRUCTION.

In the event the Premises are damaged by tire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent, Adjustments or other charges from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Minimum Rent, Adjustments, or other charges.

In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten (10%) percent of the then full replacement cost of the Premises. In the event the destruction of the Premises is to an extent of ten (10%) percent or more of the full replacement cost then Landlord shall have the option to (1) repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Minimum Rent, Adjustments and other charges reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on the Tenant in the Premises, shall be paid by Tenant up to date of said such termination.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four months of the term of this Lease or any extension thereof.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

27.    EMINENT DOMAIN.

If more than twenty-five (25%) percent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice. If either less than or more than 25% of the Premises are taken and neither eligible party elects to terminate as herein provided, the Minimum Rent thereafter to be paid shall be equitably reduced. If any part of the Project other than the Premises may be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

28.    TENANT’S STATEMENT.

Tenant shall at any time and from time to time upon not less than three (3) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

29.    PARKING AND COMMON AREAS.

Landlord covenants that upon completion of the Project an area approximately equal to the common and parking areas as shown on the attached Exhibit “C” shall be available for the non-exclusive use of Tenant during the full term of this Lease or any extension of the term hereof, provide that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area or areas, provided, however, that anything to the contrary notwithstanding contained in this Article 29, said parking area or areas shall at all times be substantially equal or equivalent to that shown on the attached Exhibit “C”.

29.A.    Landlord shall keep said automobile parking and common areas in a neat, clean and orderly condition, and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner as set forth in Article 8 hereof

29.B.    Tenant, for the use and benefit of Tenant, its agents employees, customers, licensees and subtenants, shall have the nonexclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said common and parking areas (except loading zone or short term parking as designated by Landlord) during the entire term of this Lease, or any extension thereof, for ingress and egress, and automobile parking. Notwithstanding the foregoing, and subject to Section 29.D below, Tenant shall not use more than fourteen (14) parking spaces.

29.C.    Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules, regulations and charges for parking as the Landlord may adopt for time to time for the orderly and proper operation and maintenance of said common and parking area.

29.D.    As a condition of permission to Landlord’s constructing the Project, governmental agencies have placed a restriction on the use of the Land (described hereinbelow), which restriction requires that free public parking be made available in the parking lots on the Land between the hours of 5:00 P.M. and 3:00 A.M. Monday through Friday and between the hours of 8:00 A.M and 3:00 A.M. Saturday, Sunday and national holidays. The Tenant hereby acknowledges and accepts this condition and the effect of this right, if any, upon the cost of the items referred to in Article 8 hereof.

30.    AUTHORITY OF PARTIES.

30.A.    Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

30.B.    Limited Partnerships. If the Landlord is a limited partnership, it is understood and agreed that any claims by Tenant, its agents, insurers, or any other persons or entities representing Tenant, against or on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all right to proceed against the individual partners, or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

30.C.    Sublease. Since Landlord herein is leasing the land (herein called “Land”) upon which the Office Building of the Project containing the Premises is constructed pursuant to the terms of that certain Ground Lease (herein called “Ground Lease”) dated September 30, 1982, executed by The Lodge Limited, a limited partnership, as lessor (herein called the “Land Owner”) and Landlord’s assignor, as lessee, the term of which Ground Lease does not expire until September 30, 2057, this Lease entered into by the parties hereto is technically a sublease, even though called herein, for definitional and convenience purposes, the “Lease”, instead of “Sublease”, and the parties hereto are called “landlord” and “Tenant”, respectively, instead of “Sublessor” and “Subtenant”. Landlord represents and warrants that, under the terms of said Ground Lease, Landlord is fully authorized to enter into this sublease relating to the Land.

31.    SIGNS.

No sign, placard, picture, advertisement, banner, notice or name shall be inscribed, displayed, printed, affixed or attached on or to the Premises or to the outside or inside of the Premises or any portion of the Project by Tenant, including but not limited to, the roof, fascia, glass, sidewalks or landscaping, except as expressly provided hereafter, without the prior written approval of the Landlord. Landlord shall have the right to remove any unauthorized sign, placard, picture, advertisement, banner, notice or name without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal.

Tenant shall, however, at Tenant’s sole expense, place lettering on the window glass next to the entry of the Premises and lettering on the front of the Office Building, at such locations designated by Landlord, not later than the date Tenant opens the Premises for business, in accordance with the design criteria and standards of Landlord specified in Exhibit “D” attached hereto and made a part hereof.

32.    WINDOW COVERING.

Tenant shall not install or use any blinds, shades, awnings, screens, or glass coatings in connection with any window or door of the Premises and shall not use any window coverings facing any exterior glass other than the window coverings permitted by Landlord and installed at Tenant’s expense.

33.    FLOOR LOADING.

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Office Building, the times and manner of moving the same in or out of the Office Building, and all such moving must be done under the supervision of Landlord or Landlord’s agent. Safes or other heavy equipment shall, if permitted by the Landlord, stand on a platform of such thickness and area as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such equipment or property from any cause, and all damage done to the Office Building by moving or maintaining any such equipment or other property shall be repaired at the expense of Tenant.

34.    GENERAL PROVISIONS.

(i)    Plats and Riders. Clauses, plats, riders, and addendums, if any, affixed to this Lease are a part hereof.

(ii)    Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Minimum Rent, Adjustments or any other charges hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Minimum Rent, Adjustments or any other charges so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such Minimum Rent, Adjustments or any other charges. Waiver by Tenant of any right or remedy arising in connection with any default of Landlord shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of Tenant hereunder or covenant, duty, or obligation of Landlord hereunder shall be deemed waived by Tenant unless such waiver is in writing.

(iii)    Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

(iv)    Marginal Headings. The marginal headings and article titles to the articles of this Lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part hereof.

(v)    Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(vi)    Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(vii)    Recordation. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

(viii)    Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

(ix)    Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises or Project. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount, plus any reasonable attorney’s fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(x)    Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xi)    Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, or any other cause beyond the reasonable control of the Landlord.

(xii)    Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(xiii)    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(xiv)    Choice of Law. This Lease shall be governed by the laws of the State in which the Premises are located.

(xv)    Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys’ fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all reasonable attorneys’ fees and court costs reasonably incurred.

(xvi)    Sale of Premises by Landlord. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale to the extent the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, assumes and agrees to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(xvii)    Subordination, Attornment. Upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage, or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Premise, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

(xviii)    Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, to the address herein below, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To Landlord at: [***]

To Tenant at: 2533 South Coast Highway 101, Suite 210, Cardiff-by-the-Sea, CA 92007

35.    ADA ACCESSIBILITY

The Project has not undergone inspection by a Certified Access Specialist (CASp).

36.    BUYOUT

In the event that the Tenant shall not be in default in the performance of any term or condition of the Lease or Amendment, then at any time after August 31, 2021, Tenant shall have the right to cancel the Lease with at least one (1) month prior written notice received by the Landlord (hereinafter called the “Cancellation Notice”) and a one-time payment equal to four (4) month’s Rent (hereinafter called the “Buyout Amount”). The Buyout Amount shall be calculated by using the current monthly Rent due, including any rent increase that would have been charged during the four (4) month period. The Buyout Amount must accompany the Cancellation Notice for the Buyout to be operative. Tenant, in addition to the Buyout Amount, shall continue to pay Rent until the Lease cancellation date as established by the Cancellation Notice and this Article.

37.    OPTIONS.

In the event that the Tenant shall not be in default in the performance of any term or condition of this Lease or any extension thereof, then upon the expiration of the Lease term then in effect, Tenant shall have the option to renew the Lease for one (1) additional term of one (1) year, subject to the terms and conditions hereinafter stipulated (the “Option”). The one (1) year Option will extend the Lease for the period September 1, 2023 through August 31, 2024 and shall be subject to the Rent increase specified in Article 5.B.

The Option may be exercised by the Tenant at any time prior to that date which is six (6) months prior to the expiration of the Lease Term. The Option shall be exercised by delivering, or mailing postage prepaid, notice to the Landlord stating that the Tenant is exercising said Option to renew. Such exercise of the Option shall automatically extend the term of the Lease upon the terms and conditions herein set forth, and no further writing need be executed by the Tenant or the Landlord. Once exercised, the Tenant shall not have the right to revoke said election to exercise the Option. In the event that the Option is not exercised as provided for herein within the time provided for, then the Option shall expire, and the Tenant shall not have the right to renew the Lease.

All terms and conditions of the Lease, not changed or affected by this Article 37, shall remain in full force and effect.

PLASTINO II,	Viracta Therapeutics, Inc.
a California limited partnership

/S/ Todd J. Plastino	By:	/S/ Dan Chevallard
Todd J. Plastino, President	Dan Chevallard
Plastino Interests, Inc., General Partner	Chief Financial Officer
(LANDLORD)		(TENANT)

EXHIBITS

A	Premises Location and Description
B	Intentionally Left Blank
C	Common/Parking Areas of Project
D	Design Criteria for Signs